Tahoe Stateline Venture, LLC
Real Estate Term Loan: 412864-1

ENVIRONMENTAL CERTIFICATE AND INDEMNITY AGREEMENT

 (El Dorado County, California)

This agreement is dated as of December 15, 2014.  It is by TAHOE STATELINE VENTURE, LLC, a California limited liability company (“Indemnitor”), to and in favor of RABOBANK, N.A., a national banking association ("Indemnified Party").

Indemnified Party has or will extend credit or other financial accommodations to Indemnitor under the terms and conditions of a Credit Agreement between Indemnitor and Indemnified Party dated as of the date of this agreement (the "Credit Agreement").

Subject to this agreement, the Indemnitor’s obligations are secured by among other things a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing given by Indemnitor to Indemnified Party and dated as of the date of this agreement (the “Deed of Trust"), encumbering the real estate described on Exhibit A attached (the "Land"; and the Land and all buildings, structures and other improvements now or hereafter located thereon, the "Property").

Indemnified Party may potentially become subject to certain costs, risks and liabilities, including ones relating to environmental conditions as an “owner” or “operator” of the Property under applicable environmental law.  These costs and liabilities may arise before or after repayment of the Obligations, and before or after a foreclosure or acceptance of a deed-in-lieu of foreclosure under the Deed of Trust.  Because these costs and liabilities, if they occur, will be the result of Indemnified Party’s agreement to extend credit or other financial accommodations, and in consideration thereof, Indemnitor certifies, represents, warrants, covenants and agrees as follows for the benefit of Indemnified Party:

1.  Representations.  Before signing this agreement, Indemnitor researched, to the satisfaction of Indemnitor, and inquired into the previous uses and ownership of the Property, and based on that due diligence, Indemnitor represents to Indemnified Party that, except as previously disclosed in writing by Indemnitor to Indemnified Party:

(a)  there are no Hazardous Materials (as defined herein) in, on, under, or affecting the Property, except those in compliance with all applicable Environmental Laws, and there is no asbestos or asbestos-containing construction materials or lead-based materials in, on under or affecting the Property;

(b)  Indemnitor has not engaged in any Hazardous Material Activity (as defined herein) at, in, on, under about, or from the Property except in compliance with all applicable Environmental Laws and;

(c)  neither Indemnitor nor any agent, affiliate, tenant, or partner of Indemnitor have received any notice or advice from any Governmental Authority or any source (including third parties) whatsoever with respect to Hazardous Materials in, on, at, under, about, from, or affecting the Property nor have they received a written notice from any other third party alleging the occurrence of any Hazardous Material Activity in violation of any applicable Environmental Laws or demanding payment or contribution for environmental damage or injury to the Property and Indemnitor has no knowledge of any prior owner or occupant of the Property receiving any such notice or advice;

(d)  to Indemnitor's knowledge, no portion of the Property contains or is located within 2000 feet of a significant disposal of hazardous waste within the meaning of California Health and Safety Code §25221 that could cause the Property to be classified as a hazardous waste property or border zone property under the California Health and Safety Code; and

(e)  no underground storage tanks or underground Hazardous Material deposits are or have been located on the Property.

2.  Covenants of Indemnitor.  Indemnitor covenants as follows:

(a)  The Property shall be kept free of asbestos and asbestos-containing construction materials and lead-based materials.

(b)  Neither Indemnitor nor any occupant of the Property shall use, transport, store, treat, generate, handle, dispose of, or in any manner deal with Hazardous Materials on, in, at, about, or from the Property, except in compliance with all applicable federal, state, and local laws, ordinances, rules and regulations, including Environmental Laws, and as disclosed in writing to Indemnified Party; nor shall Indemnitor or any occupant cause the Property to become subject to regulation as hazardous waste treatment, storage, or disposal facility under any Environmental Law.

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(c)  Indemnitor shall comply with, and ensure compliance by all occupants of the Property with, all Environmental Laws, and shall keep the Property free and clear of any liens imposed pursuant to any Environmental Laws.

(d)  Indemnitor shall immediately notify Indemnified Party if (i) Indemnitor receives any notice or advice from any Governmental Authority or any source whatsoever with respect to Hazardous Materials in, on under, from, or affecting the Property, (ii) Indemnitor knows, suspects or believes (A) there may be any Hazardous Materials in or around the Property, or in the soil, groundwater or soil vapor on or under the Property, or (B) Indemnitor or the Property may be subject to any threatened or pending investigation by any Governmental Authority under any Environmental Law.

(e)  Indemnitor shall not allow to exist on, under, or about the Property any underground storage tanks or underground Hazardous Materials deposits.

(f)  If an Environmental Report (as herein defined) discloses matters unacceptable to Indemnified Party, Indemnitor shall cure such matters in a manner acceptable to Indemnified Party within 30 days after written request by Indemnified Party;  provided, however, that if the cure of any such matters cannot reasonably be made within such 30 day period and Indemnitor promptly and diligently commences to cure such default within that period, then the period to cure shall be deemed extended for up to an additional 90 days after the request by Indemnified Party as long as Indemnitor diligently and continuously proceeds to cure such matters to Indemnified Party's satisfaction.

3.  Inspection Rights and Environmental Reports.

(a)  Indemnified Party and its agents and representatives shall have the right at any reasonable time, but not the duty, to enter and visit the Property for the purposes of observing the Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Property.  In no event shall any site visit, observation or testing done by Indemnified Party be a representation that Hazardous Materials are or are not present in, on or under the Property, or that there has been or shall be compliance with any law, regulation or ordinance pertaining to Hazardous Substances or any other applicable governmental law.  Indemnified Party owes no duty of care to protect Indemnitor or any other party against, or to inform Indemnitor or any other party of, any Hazardous Materials or any other adverse condition affecting the Property.

(b)  If Indemnified Party has received information indicating a reasonable possibility of Hazardous Materials Activity, Indemnified Party may obtain at Indemnitor’s sole cost and expense, a report from a qualified engineering firm or other qualified consultant acceptable to Indemnified Party with respect to an investigation and audit of the Property as deemed necessary by the consultant to enable the consultant to report that there is no apparent or likely Hazardous Materials Activity on the Property and, if deemed reasonably necessary to further investigate suspected or likely contamination, supplemental reports by acceptable qualified consultants of the analysis of core drilling or groundwater supplies from the Property, showing no Hazardous Materials Activity (any such audit, and any supplemental reports, an "Environmental Report").  Indemnitor shall reimburse Indemnified Party for the cost of all such Environmental Reports upon demand.

4.  Indemnified Party's Right to Join Legal Actions.  Indemnified Party shall have the right, at its option, but at Indemnitor's sole cost and expense, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated by Indemnitor or against Indemnitor or the Property, in connection with any Environmental Laws.

5.  Survival of Representations and Warranties.  The foregoing representations and covenants (a) shall be continuing and shall be true and correct for the period from the date of this agreement to the release of the Deed of Trust (whether by payment of the Indebtedness secured by the Deed of Trust or foreclosure or action in lieu of foreclosure), and (b) will survive the payment of the Obligations.

6.  INDEMNIFICATION.

(a)  TO THE FULLEST EXTENT PERMITTED BY LAW, INDEMNITOR AGREES TO INDEMNIFY, DEFEND, PROTECT, AND HOLD INDEMNIFIED PARTY HARMLESS FROM AND AGAINST ANY AND ALL LOSSES SUFFERED, IMPOSED ON, OR INCURRED BY INDEMNIFIED PARTY OR ASSERTED AGAINST INDEMNIFIED PARTY ARISING OUT OF OR AS A RESULT OF ANY OF THE FOLLOWING:

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(i)  ANY BREACH OF THE REPRESENTATIONS, WARRANTIES, AND COVENANTS MADE BY INDEMNITOR IN SECTIONS 1 AND 2 OF THIS AGREEMENT:

(ii)  ANY INVESTIGATION, INQUIRY, ORDER HEARING, ACTION, OR OTHER PROCEEDING BY OR BEFORE ANY GOVERNMENTAL AGENCY IN CONNECTION WITH ANY HAZARDOUS MATERIAL ACTIVITY;

(iii)  ANY PERSONAL INJURY (INCLUDING WRONGFUL DEATH) OR PROPERTY DAMAGE (REAL OR PERSONAL) ARISING OUT OF OR RELATED TO ANY OCCURRENCE OR VIOLATION DESCRIBED IN SECTIONS 1 AND 2 OF THIS AGREEMENT; OR

(iv)  ANY CLAIM, DEMAND OR CAUSE OF ACTION OR ANY ACTION OR OTHER PROCEEDING, WHETHER MERITORIOUS OR NOT, BROUGHT OR ASSERTED AGAINST INDEMNIFIED PARTY THAT DIRECTLY OR INDIRECTLY RELATES TO, ARISES FROM, OR IS BASED ON ANY OF THE MATTERS DESCRIBED IN SECTIONS 1 AND 2 OF THIS AGREEMENT, OR ANY ALLEGATION OF ANY SUCH MATTERS.

(b)  THE INDEMNIFICATION PROVIDED IN THIS AGREEMENT SHALL APPLY TO AND INCLUDE CLAIMS OR ACTIONS BROUGHT BY OR ON BEHALF OF EMPLOYEES OF INDEMNITOR.  INDEMNITOR AGREES THAT A SEPARATE ACTION MAY BE BROUGHT TO ENFORCE THE PROVISIONS IN THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, AN ACTION IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE §736, WHICH SEPARATE ACTION WILL NOT BE DEEMED TO BE AN ACTION WITHIN THE MEANING OF CALIFORNIA CODE OF CIVIL PROCEDURE §726(a), OR CONSTITUTE A MONEY JUDGMENT FOR A DEFICIENCY OR A DEFICIENCY JUDGMENT WITHIN THE MEANING OF CALIFORNIA CODE OF CIVIL PROCEDURE §§580a, 580b, 580d, OR §726(b).

(c)  Indemnitor agrees to indemnify, defend, protect and hold  Indemnified Party harmless from and against any and all claims, demands, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, Judgments, awards, amounts paid in settlement of whatever kind or nature (including Legal Fees), and all foreseeable and unforeseeable consequential damages and all Legal Fees therefor directly or indirectly arising out of or resulting from any failure to satisfy any requirements of any Access Laws or any other Applicable Laws relating to zoning and land use matters, subdivision improvement agreements, subdivision maps and development agreements.

7.  Event of Default.  The breach of any term, provision, warranty or representation under this agreement which is not cured within any cure or grace period, if any, will be an "Event of Default" under this agreement.

8.  Survival of Obligations.  The rights of Indemnified Party under this agreement shall be in addition to any other rights and remedies of Indemnified Party against Indemnitor under any other document or instrument now or hereafter executed by Indemnitor, or at law or in equity (including, without limitation, any right of reimbursement or contribution pursuant to CERCLA), and shall not in any way be deemed a waiver of any of such right.  Indemnitor agrees that it shall have no right of contribution (including, without limitation, any right of contribution under CERCLA) or subrogation against any other Indemnitor under this agreement unless and until all obligations of such Indemnitor have been satisfied.  Indemnitor further agrees that, to the extent that the waiver of its rights of subrogation and contribution as set forth in this agreement is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation or contribution such Indemnitor may have shall be junior and subordinate to the rights of Indemnified Party against Indemnitor under this agreement.

9.  Interest.  All obligations of Indemnitor under this agreement shall be payable on demand, and any amount due and payable under this agreement to Indemnified Party by any Indemnitor that is not paid within five days after written demand for it from Indemnified Party with an explanation of the amounts demanded shall bear interest from the date of such demand at the Default Rate.

10.  Payment of Costs and Expenses.  Indemnitor shall pay to Indemnified Party all court costs, Legal Fees and other expenses of Indemnified Party, respectively, in connection with, or the enforcement of, this agreement.

11.  Notices.  All requests, notices, approvals, consents, and other communications between Indemnitor and Indemnified Party shall be given in accordance with the Credit Agreement.

12.  Defined Terms; Drafting Conventions.  Each capitalized term used in this agreement that is defined in the Credit Agreement or the Deed of Trust and not defined in this agreement will have the meaning specified in the Credit Agreement or the Deed of Trust, respectively.  This agreement shall be interpreted in light of the drafting conventions specified in the Credit Agreement.

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“Access Laws” means the Fair Housing Act of 1968, as amended, the Americans with Disabilities Act of 1990, as amended, all government and private covenants, conditions, and restrictions relating to the Property, building code requirements and laws affecting the construction of improvements on the Property, and all other federal, state and local laws, ordinances, regulations and rules relating to the construction, operation and maintenance of the improvements on the Property and the marketing, leasing and use of such improvements in a non-discriminatory manner.

"Environmental Law" means any Applicable Laws that relate to (a) the prevention, abatement or elimination of pollution, or the protection of the environment, natural resources (including water vapor, surface water and subsurface water, surface and subsurface land, air aquatic life, wildlife, vegetation and any other biota) or human health (to the extent relating to exposure to Hazardous Materials), or natural resource damages, and (b) the use, generation, handling, treatment, storage, Release, transportation or regulation of, or exposure to, Hazardous Materials (including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§9601 et seq., the Endangered Species Act, 16 U.S.C. §§ 1531 et seq., the Solid Waste Disposal Act, as amended by the Resources Conservation and Recovery Act 42, U.S.C. §§6901 et seq.) , the Clean Air Act, 42 U.S.C. §§ 7401 et seq.,  the Clean Water Act, 33 U.S.C. §§1251 et seq. , the Toxic Substances Control Act, 15 U.S.C. §§2601 et seq. , the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§11001 et seq., the Carpenter-Presley-Tanner Hazardous Substance Account Act (Health & Safety Code §§2530 et seq.), the Hazardous Waste Control Law (Health & Safety Code §§25100 et seq.), the Safe Drinking Water and Toxic Enforcement Act of 1986 (Health & Safety Code §§252249.5 et seq.), the Underground Storage of Hazardous Substances Act (Health & Safety Code §§25280 et seq.) and the Porter-Cologne Water Quality Control Act (Water Code §§13000 et seq.).

"Hazardous Material" means any substance, material, or waste that is or becomes designated or regulated as “toxic”, “hazardous”, “caustic”, “pollutant”, or “contaminant” or a similar designation or regulation under any Environmental Law or could reasonably be expected to lead to liability under any Environmental Law, and shall also include, without limitation, asbestos in any form that is or could reasonably be expected to become friable or asbestos containing materials, bypheyls or radon gas, PCBs, petroleum, petroleum products, natural gas and explosive or radioactive substances, and lead.

"Hazardous Material Activity" means any actual storage, holding, use, release (including, without limitation, a release as defined in California Civil Code §2929.5), emission, discharge, generation processing, abatement, removal, repair, remediation, closure, site restoration, cleanup or detoxification, disposal, handling, or transportation of any Hazardous Material from, under, in, at, on or about the Property or the surrounding Property, or any other remedial act, activity, or occurrence that causes or would cause such event to exist.

"Losses" means any and all claims, demands, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, Judgments, awards, amounts paid in settlement of whatever kind or nature (including Legal Fees), and all foreseeable and unforeseeable consequential damages (including, without limitation, costs of any and all investigation, cleanup, removal, remediation, closure, site restoration of any Hazardous Material, or any other remedial acts that are required to be performed on the Property by any Environmental Laws and all Legal Fees therefor.

13.  Binding Effect; Successors and Assigns.  The Loan Documents shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns.  Any Indemnitor that is a married Person agrees that recourse may be had against community assets and against such Person's separate property for the satisfaction of all indebtedness, liabilities and obligations of Indemnitor under this agreement.

14.  Joint and Several Obligations.  If Indemnitor consists of more than one Person, each Indemnitor (a) expressly acknowledges and undertakes, together with each other Indemnitor, joint and several liability for the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all indebtedness, liabilities and obligations under this agreement; (b) acknowledges that this agreement is the independent and several obligation of each Indemnitor and may be enforced against each Indemnitor separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Indemnitor; and (c) agrees that its liability hereunder and under any other  Loan Document shall be absolute, unconditional, continuing and irrevocable.  INDEMNITOR EXPRESSLY WAIVES ANY REQUIREMENT THAT INDEMNIFIED PARTY EXHAUST ANY RIGHT, POWER OR REMEDY AND PROCEED AGAINST THE OTHER INDEMNITORS UNDER THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENTS, OR AGAINST ANY OTHER PERSON UNDER ANY GUARANTY OF, OR SECURITY FOR, ANY OF THE INDEBTEDNESS, LIABILITIES AND OBLIGATIONS UNDER THIS AGREEMENT.

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15.  Severability.  Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of that Loan Document or affecting the validity or enforceability of that provision in any other jurisdiction; except that if such provision relates to the payment of any monetary sum, then Indemnified Party may, at its option, declare all Obligations immediately due and payable.

16.  Amendments in Writing.  The Loan Documents may not be amended, changed, modified, altered or terminated without the prior written consent of all parties to the respective Loan Document.

17.  Governing Law.  This agreement shall be governed and interpreted by applying the laws of the State of California (the "Governing Law State") without regard to its conflict of laws principles.

18.  Jurisdiction and Venue.  INDEMNITOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE OF CALIFORNIA FOR PURPOSES OF ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT TO WHICH IT IS A PARTY OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER, WITH VENUE TO BE IN THE SUPERIOR COURT OF CALIFORNIA, FRESNO COUNTY, CALIFORNIA, OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF CALIFORNIA.

19.  Counterpart Execution.  This agreement may be executed in counterparts, each of which will be an original and all of which together are deemed one and the same instrument.

20.  Not Secured by the Deed of Trust.  Indemnitor's indebtedness, liabilities and obligations under this agreement are not secured by the Deed of Trust.

21.  WAIVER OF JURY TRIAL.  THE PARTIES WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS AGREEMENT.

[Signatures on Following Page]

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Indemnitor is signing this agreement effective as of the day and year first written above.

INDEMNITOR

TAHOE STATELINE VENTURE, LLC, a California limited liability company
Address for notices:	By: OWENS REALTY MORTGAGE, INC., a Maryland corporation, as Manager By: _____________________________________________________ WILLIAM C. OWENS President
2221 Olympic Blvd. Walnut Creek, CA 94595 Attention: William C. Owens

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EXHIBIT A

Tahoe Stateline Venture, LLC

ENVIRONMENTAL CERTIFICATE AND INDEMNITY AGREEMENT

Legal Description of Real Estate

El Dorado County, California

Real property in the City of South Lake Tahoe, County of El Dorado, State of California, described as follows:

BEING A PORTION OF LAUREL AVENUE AND POPLAR STREET AND LOTS 1, 2 AND 3 OF BLOCK L, LOTS 1 AND 2 OF BLOCK M AS SHOWN ON THAT CERTAIN MAP "FIRST SUBDIVISION OF LAKESIDE PARK", FILED IN THE OFFICE OF THE COUNTY RECORDER OF EL DORADO COUNTY, ON OCTOBER 05, 1909, IN BOOK "A" OF MAPS, AT PAGE 1A MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE WESTERLY CORNER OF STATELINE AVENUE AND U.S. HIGHWAY 50 RIGHT OF WAY;

THENCE ALONG THE FOLLOWING FIVE (5) COURSES:

1)           SOUTHERLY, ALONG SAID RIGHT OF WAY OF U.S. HIGHWAY 50, SOUTH 29° 30' WEST, 322.70 FEET TO THE NORTHEASTERLY CORNER OF LOT 1 OF BLOCK M OF SAID MAP;

2)           CONTINUING SOUTH ALONG SAID RIGHT OF WAY SOUTH 28° WEST, 222.60 FEET, TO THE SOUTHEAST CORNER OF SAID LOT 2 OF BLOCK M;

3)           LEAVING SAID RIGHT OF WAY, ALONG THE SOUTH LINE OF SAID LOT 2 AND BEYOND, NORTH 76° 15' WEST, 117.00 FEET TO THE CENTERLINE OF LAUREL AVENUE;

4)           ALONG SAID CENTERLINE, NORTH 13° 45' EAST, 657.39 FEET TO THE SOUTHERLY LINE OF STATELINE AVENUE;

5)           ALONG SAID SOUTHERLY LINE SOUTH 49° 15' EAST, 288.67 FEET;

TO THE POINT OF BEGINNING.

BASIS OF BEARINGS FOR THIS DESCRIPTION ARE SHOWN ON THE OFFICIAL MAP ENTITLED "FIRST SUBDIVISION OF LAKESIDE PARK", FILED IN THE OFFICE OF THE COUNTY RECORDER OF EL DORADO COUNTY, ON OCTOBER 05, 1909, IN BOOK "A" OF MAPS, AT PAGE 1A.

BEING THE LANDS AS CONTAINED IN THAT CERTAIN CERTIFICATE OF MERGE RECORDED AUGUST 15, 2013 AS INSTRUMENT NO. 2013-0042900-00, OFFICIAL RECORDS OF EL DORADO COUNTY.

APN: 029-066-009, 029-066-018, 029-066-019, 029-066-020, 029-067-005 and 029-067-006 (old)

029-066-21 (new)

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